EXHIBIT 10.17

FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT
(Hearthstone)
THIS FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “Amendment”) is made effective as of April 20, 2015 (“Amendment Date”), by and between and GPP STONEBROOK LLC, a Delaware limited liability company (“Seller”), and STEADFAST ASSET HOLDINGS, INC., a California corporation (“Buyer”), with reference to the facts set forth below.
RECITALS
A.    Seller and Buyer entered into that certain Purchase and Sale Agreement dated as of March 19, 2015, (the “Agreement”), with respect to certain real property situated in the City of Aurora, State of Colorado, as more particularly described in the Agreement.
B.    The parties desire to amend the Agreement as provided below.
NOW, THEREFORE, in consideration of the Recitals set forth above, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as set forth below.
1.Definitions. All terms with initial capital letters used herein but not otherwise defined shall have the respective meanings set forth in the Agreement.
2.Due Diligence.
a.Approved Matters. Notwithstanding anything to the contrary contained in the Agreement, Buyer hereby approves and accepts, except for those matters contemplated in Section 2.2.5 of the Agreement (“Outstanding Insurance Matters”), all aspects of the Property (collectively, the “Approved Matters”). Buyer hereby waives the termination right set forth in Section 3.5 of the Agreement in connection with the Approved Matters only, and Buyer shall have no further right to terminate the Agreement in connection with such Approved Matters.
b.Outstanding Insurance Matters. Notwithstanding anything to the contrary contained in the Agreement, the Contingency Date is extended until April 30, 2015 for the Outstanding Insurance Matters only and Buyer may exercise its right to terminate the Agreement under Section 3.5 of the Agreement by delivering written notice to Seller at any time on or before April 30, 2015, in which event Section 5.1 of the Agreement shall govern. Notwithstanding anything to the contrary contained in the Agreement, if Buyer fails to timely give such notice, then Buyer shall have elected to waive the termination right set forth in Section 3.5 of the Agreement with respect to the Outstanding Insurance Matters and Buyer shall have elected to proceed to Closing in accordance with the terms of the Agreement. In connection with the Outstanding Insurance Matters, Buyer agrees that the “Replacement Cost Value” of the claim payable by the Insurer need not exceed $850,000 in excess of the “Replacement Cost Value” identified in the Report. For the avoidance of doubt, if (i) the “Replacement Cost Value agreed to by the Insurer equals or exceeds $1,961,553.62, and (ii) Seller, Property Manager and Insurer have signed and delivered to Escrow Holder the Insurance Assignment in a form reasonably acceptable to all the parties thereto, then the contingency related to the Outstanding Insurance Matters shall be deemed satisfied in full and shall become one of the Approved Matters. The extension of the Contingency Date for purposes of this Section 2(b) shall not extend the Scheduled Closing Date.

3.Seller’s Work. Buyer and Seller acknowledge that Seller has contracted with MCC LTD (“Contractor”) pursuant to that certain AIA Document A107-2007 Standard Form of Agreement Between Owner and Contractor dated May 19, 2014 (“Construction Contract”), related to repair work to the fence and gate at the Property (“Repair Work”). To the extent the Repair Work is completed prior to Closing, at or before Closing (i) Seller shall deliver to Buyer a final lien waiver from the Contractor, and (ii) pursuant to a separate agreement reasonably acceptable to the parties, Seller shall assign to Buyer all of Seller’s right, title and interest in and to the warranty contained in Section 18 of the Construction Contract and deliver to Buyer evidence of the Contractor’s written consent to such assignment in accordance with Section 19.1 of the Construction Contract. To the extent the Repair Work is not completed prior to Closing or Seller is otherwise unable to satisfy the conditions set forth in the preceding sentence, at or before Closing (i) Seller shall deliver to Buyer written evidence of all progress payments made to the Contractor prior to closing (“Progress Payments”), (ii) Buyer shall receive a credit to the Purchase Price in the amount equal to the difference between the Progress Payments and the Guaranteed Maximum Price (as defined in the Construction Contract), (iii) pursuant to a separate agreement reasonably acceptable to the parties, Seller shall assign to Buyer all of Seller’s right, title and interest in and to the Construction Contract and deliver to Buyer evidence of the Contractor’s written consent to such assignment in accordance with Section 19.1 of the Construction Contract, and (iv) pursuant to a separate agreement reasonably acceptable to the parties, Seller shall agree to pay for, indemnify and defend Buyer against and hold Buyer harmless from all cost overruns in connection with the Repair Work and the Construction Contract, except to the extent such overruns are caused or contributed to by Buyer. Notwithstanding anything to the contrary contained in the Agreement, the affidavit to be delivered by Seller to Escrow Holder referenced in Section 8.3(h) of the Agreement shall also be sufficient to address the Repair Work.
4.Service Contracts. The list of Service Contracts attached to the Agreement as Schedule “3” is hereby deleted in its entirety and replaced with the list of Service Contracts attached hereto as Exhibit A.
5.Miscellaneous. Except as modified by this Amendment, the Agreement shall remain in full force and effect, and is herby ratified and confirmed. This Amendment may be executed in counterparts, each of which, when taken together, shall constitute one fully executed original. Facsimile signatures and PDF signatures sent by electronic mail shall be binding for all purposes of this Amendment.
6.Governing Law. All questions with respect to the construction and interpretation of the Agreement and the rights and liabilities of the Parties hereto shall be determined in accordance with the applicable provisions of the laws of the State of Colorado.
7.Entire Agreement. The Agreement and the Amendment constitute the entire agreement between the Parties hereto. It is expressly agreed that no verbal understandings or agreements which in any way change the terms, covenants or conditions set forth herein and that no modification of the Agreement and no waiver of any of its terms and conditions shall be effective unless made in writing and duly executed by all Parties hereto.
8.No Further Change. Except as expressly modified hereby, each, every and all terms and conditions of the Agreement shall continue in full force and effect. In the event of any express conflict between the terms of the Agreement and the terms of this Amendment, the terms of this Amendment shall prevail.

9.Multiple Counterparts. This Amendment may be executed in several counterparts, each of which shall be deemed an original, but all of which constitute one and the same instrument. If the parties elect to exchange counterparts by fax transmission or electronic mail, signatures on such fax transmissions or electronic mail shall be deemed to be the equivalent of original signatures for all purposes and as such shall constitute one and the same agreement binding upon all the parties hereto.

[Signatures continued on next page.]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first above-written.

SELLER:

GPP STONEBROOK LLC,
a Delaware limited liability company

By:    Granite Peak Partners Opportunity Fund III, LP
a Delaware limited partnership, its Sole Member

By:    GPP 1, LLC, a California limited liability company,
its General Partner

By:	GPP 1, LLC, a California limited liability company,
its General Partner
	By:	/s/ Bruce Savett
	Name:	Bruce Savett
	Its:	Authorized Signature

BUYER:

STEADFAST ASSET HOLDINGS, INC.,
a California corporation

By:	/s/ Ana Marie del Rio
Name:	Ana Marie del Rio
Its:	Vice President

Exhibit A

Service Contracts

See attached.

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